Exhibit 99.1

CONTACT:  Liz Merritt, Rural/Metro Corporation, (480) 606-3337
          FD Morgen-Walke, Investor Relations
          Jim Byers (investors), (415) 439-4504
          Christopher Katis (media), (415) 439-4515

FOR IMMEDIATE RELEASE

                 RURAL/METRO FISCAL 2003 SECOND QUARTER REFLECTS
                INCREASES IN REVENUE AND SAME-SERVICE AREA GROWTH

     SCOTTSDALE, ARIZ. (Feb. 13, 2003) - Rural/Metro Corporation (Nasdaq: RURL), a leading national provider of medical transportation and fire protection services, reported results for its fiscal 2003 second quarter today, highlighted by gains in net revenue and same-service-area growth.

     For the quarter that ended December 31, 2002, the company reported an 8-percent increase in net revenue to $123.5 million, compared to $114.3 million for the same period of the prior year. The company continued to experience the benefit of its same-service-area growth strategies, marking an 8 percent increase in revenue from ongoing operations over the same period a year ago.

     The company reported $148,000 in net income for the quarter ended December 31, 2002. This compares to net income of $3.2 million for the three months ended December 31, 2001. The change in net income is due to increased operating income of $2.2 million offset by an increase in interest expense of $1.8 million, an increase in income tax provision of $1.7 million, and a decrease in income from discontinued operations of $1.7 million. The increase in interest expense is due to the renegotiation of the company's credit facility effective September 30, 2002. The increase in the income tax provision is related to a $1.6 million refund received during the same period of the prior year, which was recorded as an income tax benefit. Effective September 27, 2002, the company disposed of its Latin American operations, which represented $1.7 million of net income for the three months ended December 31, 2001.

     For the six months ended December 31, 2002, the company reported an 8-percent increase in net revenue of $249.0 million, compared to $230.8 million for the six months ended December 31, 2001.

     For the six months ended December 31, 2002, the company reported net income of $16.3 million, or fully diluted earnings per share before the accretion of preferred stock of $0.91 cents. This compares to a net loss for the same period of the prior year of $47.5 million, or a loss of $3.13 per fully diluted share. The change in net income is due to increased operating income of $6.1 million offset by an increase in interest expense of $900,000, and an increase in the income tax provision of $1.7 million. The six months ended December 31, 2002 included a $12.5 million gain related to the disposition of the company's Latin American operations. The six months ended December 31, 2001 included a charge of $49.5 million relating to the cumulative effect of a change in accounting principle. The increase in interest expense for the six months is due to the renegotiation of the company's credit facility effective September 30, 2002. The increase in the income tax provision is related to a $1.6 million refund received during the same period of the prior year, which was recorded as an income-tax benefit.

     For the three months ended December 31, 2002, the company generated $11.0 million in earnings from continuing operations before interest, taxes, depreciation and amortization (adjusted EBITDA), representing a margin of 9 percent on net revenue, compared to $9.4 million of adjusted EBITDA for the three months ended December 31, 2001, or a margin of 8 percent. For the current six-month period, the company generated $24.2 million in adjusted EBITDA, compared to $19.3 million for the same period of the prior year, which represents a 25-percent increase in adjusted EBITDA year over year. The company has provided a reconciliation of net income to adjusted EBITDA in an attached table.

     Jack Brucker, President and Chief Executive Officer, said, "We are very encouraged by the continuing strides we make to expand our business in current service areas while we carefully explore new market opportunities. We believe our percentage of same-service-area growth provides a solid indicator for consistent growth potential and gains in market share."

     Cash collected from medical transports tracked favorably during the quarter. At the close of the second quarter ended December 31, 2002, cash collected in excess of net/net revenue was $3.0 million. Additionally, average days' sales outstanding (DSO) for the same period held steady at 71 days when compared to the prior quarter.

     Brucker continued, "Collectively, these metrics demonstrate continued progress in our billing and collections efforts and support the long-term effectiveness of our strategies to maximize and expedite reimbursement for the services we provide."

     Business activities during the quarter included the award of a new contract to provide exclusive emergency medical transportation services to Loudon County, Tennessee; renewal of a long-standing contract to provide 911 ambulance services to the City of Chandler, Arizona; and a renewal contract for firefighting services at Sikorsky Aircraft Corporation's helicopter testing facility in West Palm Beach, Florida.

     During the second quarter, the company also entered into new or expanded medical transportation contracts with a variety of facilities in established Rural/Metro service areas, representing combined additional net revenue of approximately $2.8 million annually.

     Brucker continued, "We are now halfway through fiscal 2003, and we believe we are on the right track to maintain the revenue and growth momentum necessary to achieve our plan and enhance long-term value to our stakeholders. "

     The company reaffirmed today that its fiscal 2002 annual stockholders' meeting will be held at 10 a.m. on March 12, 2003, during which stockholders will vote to re-elect two members to the Board of Directors. Previously, the company had anticipated it would present a proposal to increase authorized common shares in order to complete the conversion of preferred stock granted last year to the company's banks to common shares. Because the company's former independent auditor, Arthur Andersen L.L.P, is no longer available to provide its consent, the company will undergo a re-audit of its 2001 financial statements reflecting the presentation of its former Latin American operations as discontinued operations. This process will be completed prior to a stockholder vote on the proposal. To avoid a further delay of the upcoming annual meeting, the company will present the proposal following fiscal 2003.

     Rural/Metro Corporation provides emergency and non-emergency medical transportation, fire protection, and other safety services in 26 states and more than 400 communities throughout the United States.

                        Q1 '02       Q2 '02      Q3 '02      Q4 '02      Q1 '03       Q2 '03
                       (9/30/01)   (12/31/01)   (3/31/02)   (6/30/02)   (9/30/02)   (12/31/02)
                       ---------   ----------   ---------   ---------   ---------   ----------
NET REVENUE             $116.5       $114.3      $120.5      $120.3      $125.6       $123.4
                        million      million     million     million     million      million
AVG.EMS PATIENT
  CHARGE (NET/NET)(1)    $267         $271        $281        $284        $287         $291

EMS TRANSPORTS(2)       265,076      256,292     265,207     259,090     263,194      256,710

AVERAGE DSO (YTD)(3)      76           75          74          74          71           71

(1) Average Emergency Medical Services (EMS) Patient Charge is defined as gross EMS transport revenue less provisions for Medicare, Medicaid and contractual discounts and bad debt expense divided by EMS transports.

(2) EMS transports are defined as actual transports of patients and exclude calls for assistance where no transport was required.
(3) Average year-to-date DSO is defined as average accounts receivable divided by net revenue per day, as calculated on a year-to-date basis.

     EXCEPT FOR HISTORICAL INFORMATION HEREIN, THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. THESE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, COMPETITORS' ACTIONS; LITIGATION MATTERS; AND THE COMPANY'S ABILITY TO SUSTAIN OPERATING CASH FLOW, SECURE NEW CONTRACTS, RETAIN EXISTING CONTRACTS, IMPROVE EARNINGS AND OPERATING MARGINS, FURTHER ENHANCE THE EFFICIENCY OF THE COLLECTION PROCESS, EFFECTIVELY MANAGE COLLATERAL REQUIREMENTS AND COSTS RELATED TO ITS INSURANCE COVERAGE, AND MAINTAIN COMPLIANCE WITH COVENANT AND OTHER REQUIREMENTS OF ITS CREDIT FACILITY. ADDITIONAL FACTORS THAT COULD AFFECT THE COMPANY ARE DESCRIBED IN OUR FORM 10-K AS AMENDED FOR THE YEAR ENDED JUNE 30, 2002 UNDER THE CAPTION " RISK FACTORS " IN THE MD&A SECTION, AND OTHER FACTORS AS DESCRIBED FROM TIME TO TIME IN OUR SEC FILINGS. THE COMPANY DISCLAIMS ANY OBLIGATION TO UPDATE ITS FORWARD-LOOKING STATEMENTS.

                               (Tables to follow)

                             RURAL/METRO CORPORATION
                           CONSOLIDATED BALANCE SHEET
                    AS OF DECEMBER 31, 2002 AND JUNE 30, 2002

                                 (In Thousands)

                                                      December 31,    June 30,
                                                          2002          2002
                                                       ----------    ----------
                                                       (Unaudited)

                                     ASSETS

CURRENT ASSETS
  Cash                                                 $    8,963    $    9,828
  Accounts receivable, net                                 95,777        99,115
  Inventories                                              12,074        12,220
  Prepaid expenses and other                                8,708         9,015
                                                       ----------    ----------
     Total current assets                                 125,522       130,178
                                                       ----------    ----------

PROPERTY AND EQUIPMENT, net                                45,873        48,532

GOODWILL                                                   41,167        41,244

OTHER ASSETS                                               23,359        17,484
                                                       ----------    ----------

        Total assets                                   $  235,921    $  237,438
                                                       ==========    ==========

   LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts payable                                     $    8,830        11,961
  Accrued liabilities                                      57,870        73,719
  Deferred subscription fees                               15,234        15,409
  Current portion of long-term debt                         1,406         1,633
                                                       ----------    ----------
     Total current liabilities                             83,340       102,722
                                                       ----------    ----------

LONG-TERM DEBT, net of current portion                    306,040       298,529

OTHER LIABILTIES                                              339           477

DEFERRED INCOME TAXES                                         650           650
                                                       ----------    ----------

        Total liabilities                                 390,369       402,378
                                                       ----------    ----------

MINORITY INTEREST                                             379           379
                                                       ----------    ----------

REDEEMABLE PREFERRED STOCK                                  5,390            --
                                                       ----------    ----------

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock                                                164           159
  Additional paid-in capital                              138,791       138,470
  Accumulated deficit                                    (297,933)     (313,025)
  Accumulated other comprehensive income (loss)                --        10,316
  Treasury stock                                           (1,239)       (1,239)
                                                       ----------    ----------
        Total stockholders' equity (deficit)             (160,217)     (165,319)
                                                       ----------    ----------

                                                       $  235,921    $  237,438
                                                       ==========    ==========

                             RURAL/METRO CORPORATION
                      CONSOLIDATED STATEMENT OF OPERATIONS
          FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2002 AND 2001
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                                              THREE MONTHS ENDED          SIX MONTHS ENDED
                                                               DECEMBER 31, 2002          DECEMBER 31, 2002
                                                           ------------------------    ------------------------
                                                              2002          2001          2002          2001
                                                           ----------    ----------    ----------    ----------
NET REVENUE                                                $  123,464    $  114,333    $  249,029    $  230,807
                                                           ----------    ----------    ----------    ----------
OPERATING EXPENSES
  Payroll and employee benefits                                70,233        65,905       141,345       134,226
  Provision for doubtful accounts                              19,017        16,633        37,742        33,371
  Depreciation and amortization                                 3,309         3,911         6,749         7,942
  Other operating expenses                                     23,211        22,358        45,745        43,888
                                                           ----------    ----------    ----------    ----------
      Total operating expenses                                115,770       108,807       231,581       219,427
                                                           ----------    ----------    ----------    ----------

OPERATING INCOME                                                7,694         5,526        17,448        11,380
  Interest expense, net                                        (7,491)       (5,651)      (13,377)      (12,475)
  Other                                                            --             9            --             9
                                                           ----------    ----------    ----------    ----------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME
  TAXES AND THE CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING PRINCIPLE                                         203          (116)        4,071        (1,086)
  INCOME TAX (PROVISION) BENEFIT                                  (55)        1,625          (110)        1,605
                                                           ----------    ----------    ----------    ----------
INCOME FROM CONTINUING OPERATIONS BEFORE
  CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE                                                       148         1,509         3,961           519
INCOME FROM DISCONTINUED OPERATIONS (including
  gain on disposal of Latin American operations
  of $12,488 in 2002)                                              --         1,661        12,332         1,461
                                                           ----------    ----------    ----------    ----------
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING PRINCIPLE                                         148         3,170        16,293         1,980

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                --            --            --       (49,513)
                                                           ----------    ----------    ----------    ----------

NET INCOME (LOSS)                                                 148         3,170        16,293       (47,533)
Less: Accretion of redeemable preferred stock                  (1,201)           --        (1,201)           --
                                                           ----------    ----------    ----------    ----------

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK               $   (1,053)   $    3,170    $   15,092    $  (47,533)
                                                           ==========    ==========    ==========    ==========
INCOME (LOSS) PER SHARE
  Basic-
    Income (loss) from continuing operations
      before cumulative effect of change in
      accounting principle less accretion of
      redeemable preferred stock                           $    (0.07)   $     0.10    $     0.17    $     0.03
    Income (loss) from discontinued operations                     --          0.11          0.77          0.10
                                                           ----------    ----------    ----------    ----------
    Income (loss) before cumulative effect of
      change in accounting principle less
      accretion of redeemable preferred stock                   (0.07)         0.21          0.94          0.13
    Cumulative effect of change in accounting principle            --            --            --         (3.29)
                                                           ----------    ----------    ----------    ----------

    Net income (loss) applicable to each common share      $    (0.07)   $     0.21    $     0.94    $    (3.16)
                                                           ==========    ==========    ==========    ==========
  Diluted-
    Income (loss) from continuing operations before
      cumulative effect of change in accounting
      principle less accretion of redeemable
      preferred stock                                      $    (0.07)   $     0.10    $     0.15    $     0.03
    Income (loss) from discontinued operations                     --          0.11          0.69          0.10
                                                           ----------    ----------    ----------    ----------
    Income (loss) before cumulative effect of
      change in accounting principle less
      accretion of redeemable preferred stock              $    (0.07)   $     0.21    $     0.84    $     0.13
    Cumulative effect of change in accounting principle            --            --            --         (3.26)
                                                           ----------    ----------    ----------    ----------

    Net income (loss) applicable to each common share      $    (0.07)   $     0.21    $     0.84    $    (3.13)
                                                           ==========    ==========    ==========    ==========
AVERAGE NUMBER OF
  SHARES OUTSTANDING -BASIC                                    16,142        15,100        16,068        15,065
                                                           ==========    ==========    ==========    ==========
AVERAGE NUMBER OF
  SHARES OUTSTANDING - DILUTED                                 16,142        15,336        17,898        15,183
                                                           ==========    ==========    ==========    ==========

                             RURAL/METRO CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS
               FOR THE SIX MONTHS ENDED DECEMBER 31, 2002 AND 2001

                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                                                              2002          2001
                                                                           ----------    ----------
CASH FLOW FROM OPERATING ACTIVITIES
  Net income (loss)                                                        $   16,293    $  (47,533)
  Adjustments to reconcile net income (loss) to cash
    used in operating activities--
    Non-cash portion of gain on disposition of Latin American operations      (13,732)           --
    Cumulative effect of a change in accounting principle                          --        49,513
    Depreciation and amortization                                               6,773         8,324
    Gain on sale of property and equipment                                       (359)         (311)
    Provision for doubtful accounts                                            37,742        33,515
    Undistributed losses of minority shareholders                                  --            (9)
    Equity earnings net of distributions received                              (1,121)         (393)
    Amortization of deferred financing costs                                    1,049           455
    Amortization of debt discount                                                  13            13
    Change in assets and liabilities -
      Increase in accounts receivable                                         (34,983)      (29,980)
      (Increase) decrease in inventories                                           85           (77)
      (Increase) decrease in prepaid expenses                                     112           (16)
      (Increase) decrease in other assets                                         204        (2,055)
      Decrease in accounts payable                                             (2,515)       (1,331)
      Decrease in accrued liabilities and other liabilities                    (4,456)       (3,609)
      Increase (decrease) in non-refundable subscription income                  (174)          135
                                                                           ----------    ----------
         Net cash provided by operating activities                              4,931         6,641
                                                                           ----------    ----------
CASH FLOW FROM INVESTING ACTIVITIES
  Capital expenditures                                                         (4,716)       (2,864)
  Proceeds from the sale of property and equipment                                474           965
                                                                           ----------    ----------
         Net cash used in investing activities                                 (4,242)       (1,899)
                                                                           ----------    ----------
CASH FLOW FROM FINANCING ACTIVITIES
  Repayments on revolving credit facility                                          --        (1,263)
  Repayment of debt and capital lease obligations                                (748)         (702)
  Cash paid for debt issuance costs                                              (971)           --
  Issuance of common stock                                                        186           153
                                                                           ----------    ----------
         Net cash used in financing activities                                 (1,533)       (1,812)
                                                                           ----------    ----------

EFFECT OF CURRENCY EXCHANGE RATE CHANGES ON CASH                                  (21)         (310)
                                                                           ----------    ----------

INCREASE (DECREASE) IN CASH                                                      (865)        2,620

CASH, beginning of period                                                       9,828         8,699
                                                                           ----------    ----------

CASH, end of period                                                        $    8,963    $   11,319
                                                                           ==========    ==========

                             RURAL/METRO CORPORATION
   RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA FROM CONTINUING OPERATIONS
          FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2002 AND 2001

                                                          THREE MONTHS ENDED          SIX MONTHS ENDED
                                                           DECEMBER 31, 2002          DECEMBER 31, 2002
                                                        -----------------------    ------------------------
                                                           2002         2001          2002          2001
                                                        ----------   ----------    ----------    ----------
Net income (loss)                                       $      148   $    3,170    $   16,293    $  (47,533)
Add back:
  Depreciation and amortization                              3,309        3,911         6,749         7,942
  Interest expense, net                                      7,491        5,651        13,377        12,475
  Income tax provision (benefit)                                55       (1,625)          110        (1,605)
  Income from discontinued operations                           --       (1,661)      (12,332)       (1,461)
  Cumulative effect of change in accounting principle           --           --            --        49,513
                                                        ----------   ----------    ----------    ----------

Adjusted EBITDA from continuing operations              $   11,003   $    9,446    $   24,197    $   19,331
                                                        ==========   ==========    ==========    ==========